Exhibit 10(n)



                                 AMENDMENT NO. 1
                                     TO THE
                  MET-PRO CORPORATION PENSION RESTORATION PLAN


This amendment to the Met-Pro Corporation Pension Restoration Plan (the "Restoration Plan") is made and effective this 4th day of April, 2001.

WHEREAS, the Board of Directors has adopted the Restoration Plan and the Restoration Plan was thereafter approved by the Board of Directors on August 17, 2000.

WHEREAS, Section 6 of the Plan authorizes the Board of Directors to amend the Restoration Plan.

WHEREAS, the Board of Directors desires to amend the Restoration Plan in the following manner:

          1.   Section 1 of the Restoration Plan is hereby deleted.

          2.   A new Section 1 is hereby added to the Plan as follows:

               "1. Purposes. The Restoration Plan shall provide for the payment of supplementary benefits primarily to compensate William L. Kacin, Raymond J. De Hont and Gary J. Morgan (the "Eligible Executives") for the amount of the reduction, if any, in any such person's respective benefits under the Pension Plan on account of the application of Section 401(a)(17) or Section 415 of the Code.."

Except as expressly provided herein, the Restoration Plan as amended remains in force and effect, unamended and unmodified.


IN WITNESS WHEREOF, the Company has caused its authorized officer to execute this Amendment on behalf of the Company.


WITNESS:                                          MET-PRO CORPORATION

                                                  By: /s/ William L. Kacin
------------------------------                       ---------------------------
                                                      William L. Kacin
                                                      Chief Executive Officer